UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

December 28, 2015

Date of Report (Date of earliest event reported)

The Grilled Cheese Truck, Inc.

(Exact name of registrant as specified in its charter)

Nevada	000-54070	27-3120288
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4570 Campus Drive, Suite 38, Newport Beach, CA	92660
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (949) 478-2571

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 28, 2015, Mr. Peter Goldstein resigned as president, chief financial officer, secretary, treasurer and member of from the board of directors of The Grilled Cheese Truck, Inc. (the “Company”), each to be effective no later than December 21, 2015. His resignation is not related to any known disagreement with the Company on any matter relating to its operations, policies or practices, and it is not a removal for cause.

On December 28, 2015, Mr. Peter Freix was appointed as the Company’s director to fill the vacancy left by Mr. Goldstein’s resignation. There was no understanding or agreement between the Company and Mr. Freix in regards to his appointment.

On December 28, 2015, the Company appointed Mr. Scott Cosper to serve as its chief financial officer, secretary, and treasurer. There are no family relationships or related transactions to disclose. Since November, 2005, Mr. Cosper has worked as an independent consultant providing ongoing CFO type services to small business owners as a trusted advisor on an as needed basis. He has worked as an adjunct faculty accounting instructor for Cerritos, Orange Coast and Saddleback Community Colleges on a part-time basis since January, 2000. Mr. Cosper served as CFO for Leighton Group, Inc. from June, 2006 to December, 2009.

Per his agreement with the Company in regards to his appointment as CFO, Mr. Cosper will serve an initial six month term at a rate of $7,500 per month. Unless earlier terminated, the agreement will automatically renew every six months. If the Company wrongfully terminates Mr. Cosper, it will owe him one year of severance pay.

On December 28, 2015, the Company appointed Mr. Algie Hodges as its President. There was no agreement between the Company and Mr. Hodges regarding such appointment and there are no family relationships or related transactions to disclose. Since January 26, 2015, Mr. Hodges has served as the Company’s CEO and as a director of the Company. Prior to joining the Company, Mr. Hodges served as Vice President of Operations at Smoothie King Franchise, Inc., from October 2013 to October 2014. From June 2013 to October 2013, Mr. Hodges was employed by Mapco Mart Express as its Vice President of Food and Beverage. From September 2011 to December 2013, Mr. Hodges served as Vice President of Operations for Fazoli’s System Management, Inc., a quick-service Italian restaurant chain. From January 2009 to January 2011, Mr. Hodges served as Region Vice President, Vice President Eastern Seaboard for Dunkin Brands, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The Grilled Cheese Truck, Inc

Date: January 4, 2016	By:	/s/ Scott Cosper, Chief Financial Officer